UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 17, 2007



                                AAA Energy, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


      Nevada                        333-119848                    Pending
----------------                ----------------           ------------------
(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)

3841 Amador Way, Reno, Nevada                                 89502
------------------------------------------------------      ---------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:   (775) 827-2324
                                                      --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR240.14d-2(b))

[_]Soliciting material pursuant to Rule 14a-12 under Exchange Act
   (17 CFR240.14a-12)

[_]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR240.14d-2(b))

[_]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR240.13e-4(c))

ITEM 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 17, 2007, we have re-appointed Dr. Earl Abbott of Reno, Nevada as president and chief executive officer of the company. Dr. Abbott has acted as a director since our inception and his re-appointment reflects the focus of the Company on the mineral resource sector.

Dr. Abbott received his Ph.D. in geology from Rice University in 1972. He is a member in good standing of the Society of Mining Engineers of the American Institute of Mining, Metallurgical and Petroleum Engineers and is a Past President of the Nevada chapter of the American Institute of Professional Geologists, and the Geological Society of Nevada and is a Certified Professional Geologist. For the past 32 years, Dr. Abbott has been self-employed as a consulting geologist and has acted as a director of numerous publicly listed companies in the US and Canada. Dr. Abbott is a Qualified Person as defined by National Instrument 43-101 and the British Columbia Securities Commission.

Dr. Earl Abbott replaces Mr. Bruno Fruscalzo, who has left the Company to pursue other business interests.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2007                    AAA Energy, Inc.


                                    By:  /s/ Heather Ho
                                        ---------------------------------------
                                        Heather Ho, Director